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                                  Exhibit 2(b)



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April 24, 1997

North American Security Life
     Insurance Company
116 Huntington Avenue
Boston, MA 02116

Dear Sirs:

                  We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 3 to the registration statement on Form S-6 of NASL Variable Life Account, File No. 33-92466, to be filed with the Securities and Exchange Commission.

                                       Very Truly Yours,

                                       /s/ Jones & Blouch L.L.P.

                                       Jones & Blouch L.L.P.



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